Exhibit 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

October 15, 2025

Ampco-Pittsburgh Subsidiary Accelerates Exit from U.K. Operations

Carnegie, PA, October 15, 2025 – Ampco-Pittsburgh Corporation (the “Company”) (NYSE: AP) announced that its wholly owned subsidiary, Union Electric Steel Corporation, has exited its U.K. cast roll operations. This exit effectively eliminates the operating losses to be incurred by its U.K. subsidiary, Union Electric Steel UK Limited. (“UES-UK”), starting in the fourth quarter 2025, rather than in the spring of 2026 as previously announced, and the significant cash plant closure costs associated with the previously anticipated wind-down operational plan. The Company is also increasing the estimated cost savings resulting from the exit to result in approximately $7 to $8 million increase in adjusted EBITDA on an annualized run-rate basis.

The exit became effective October 14, 2025, when UES-UK was placed into administration through a voluntary insolvent wind-up. This action is confined to the UES-UK subsidiary exclusively and does not affect the Company or any of its other subsidiaries.

Brett McBrayer, CEO of Ampco-Pittsburgh Corporation, stated: “With the conclusion of the consultation process yielding no viable solution, and considering the high cost of a wind-down closure along with the recent tariff volatility affecting demand and order timing in our roll business, we accelerated our exit from the U.K. This action ends the significant losses we have experienced over the past several years and removes excess capacity from our portfolio and the marketplace. On a full-year basis going forward, we expect an improvement of $7 to $8 million in adjusted EBITDA on an annualized run-rate basis, while avoiding large cash closure outflows and significantly reducing risks. We have been and will continue to work with our customers to help manage their cast roll supply needs in the near term and into the future. As a result of the U.K. exit, capacity utilization at our Sweden cast roll facility will increase significantly.”

Sam Lyon, President of Union Electric Steel Corporation, said: “Our U.K. operations have faced many challenges for several years, including unpredictable and high energy costs compared to our competitors, lack of demand for our product manufactured in the U.K., and increased imports of rolls and flat rolled steel into Europe from low-cost countries.”

“These headwinds created an unsustainable loss-making position for the past three financial years, with further losses expected for 2025 and projected beyond, had we not exited. Despite actively engaging with the Department for Business and Trade and exploring the sale of the plant, we were unable to find a sustainable solution to keep the plant operating. After thorough consideration and having explored all options, we concluded that an exit was the only viable path forward to ensure a strong future for our remaining operations.”

“We extend our deepest gratitude to all our customers who have supported our U.K. operations throughout the years. We will continue to support you with our operations in the U.S., Sweden, Slovenia, and our joint ventures in China. Finally, I would be remiss to not recognize the excellent leadership team and dedicated workforce at our U.K. operations. This was an extremely difficult decision.”

In connection with this action, the Company must fully deconsolidate the financial position and financial results of its UES-UK subsidiary from its consolidated financial statements in the fourth quarter of 2025. Based on estimated values as of September 30, 2025, the Company expects to recognize a non-cash charge of approximately $43 to $45 million in the fourth quarter of 2025 comprised of an (i) approximate $23 million charge for the write down of the Company’s investment in UES-UK to its estimated fair value and an (ii) approximate $29 million charge for the recognition of other comprehensive losses of UES-UK deferred in accumulated other comprehensive loss on the consolidated balance sheet of Ampco-Pittsburgh offset by (iii) an approximate $7 to $9 million credit for the estimated amount of funds expected to be returned over time to the lenders under the Company’s revolving credit facility from asset liquidations, thereby reducing the Company’s outstanding balance under the revolving credit facility.

About Ampco-Pittsburgh Corporation and Union Electric Steel Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of Ampco-Pittsburgh Corporation and its subsidiaries (collectively, “we,” “us,” “our,” or the “Corporation”). This press release may include, but is not limited to, statements about operating performance, trends and events we expect or anticipate will occur in the future, statements about sales and production levels, timing of orders for our products, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, the global supply chain, tariffs and global trade, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate, “project,” “target,” “goal,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For us, these risks and uncertainties include, but are not limited to: inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; economic downturns, cyclical demand for our products and insufficient demand for our products; excess global capacity in the steel industry; inability to successfully restructure our operations and/or invest in operations that will yield the best long-term value to our shareholders; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; inoperability of certain equipment on which we rely; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; fluctuations in the value of the U.S. dollar relative to other currencies; changes in the existing regulatory environment; consequences of pandemics and geopolitical conflicts; work stoppage or another industrial action on the part of any of our unions; failure to maintain an effective system of internal control; changes in the global economic environment, inflation, elevated interest rates, recessions or prolonged periods of slow economic growth, and global instability and actual and threatened geopolitical conflict; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q. We cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.